UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 14, 2007 (May 10, 2007)

Fortress Investment Group LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33294	20-5837959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, 46th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 798-6100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 10, 2007, certain subsidiaries of Fortress Investment Group LLC (‘‘the Company’’) entered into a Second Amended and Restated Credit Agreement (the ‘‘Credit Agreement’’) with Bank of America, N.A., individually and as administrative agent and letter of credit issuer, Citibank, N.A., individually and as syndication agent, and the following commercial lending institutions: Deutsche Bank AG, New York Branch, Goldman Sachs Credit Partners, L.P., Lehman Commercial Paper Inc., Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A. The Credit Agreement replaces the amended and restated credit agreement, as amended as of January 29, 2007, which was previously filed with the Securities and Exchange Commission as exhibits to the Company’s registration statement on Form S-1 (No. 333-138514).

The Credit Agreement provides for the following facilities: (i) a $200 million revolving credit facility (including a $25 million letter of credit subfacility), (ii) a $350 million term loan facility and (iii) a $450 million delayed term loan facility. The maturity date of the Credit Agreement is May 10, 2012. Borrowings under the Credit Agreement will initially bear interest at a rate of LIBOR plus 1.20%. The interest rate applicable to borrowings under the Credit Agreement will vary based on prevailing market interest rates, the Company’s credit rating and interest elections made by the borrowers, with such rates increasing by 2% upon the occurrence of a default.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants, including, but not limited to, certain financial covenants related to the maintenance of minimum levels of EBITDA as well as certain types of investment and fee-earning assets. As is customary in such financings, the lenders may terminate their commitments, accelerate the repayment of amounts outstanding and exercise other remedies upon the occurrence of an event of default (as defined in the agreement), subject, in certain instances, to the expiration of an applicable cure period.

The administrative agent, syndication agent, certain of the other lenders under the Credit Agreement and certain of their respective affiliates have performed or may in the future perform various commercial banking, lending, investment banking, financial advisory, trustee, hedging or other services for the Company and its subsidiaries and affiliates, for which they have received or will receive fees and reimbursement of expenses.

The foregoing description of the terms of the Credit Agreement is not complete and is qualified in its entirety by the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Second Amended and Restated Credit Agreement, dated May 10, 2007, among FIG LLC, a Delaware limited liability company, and certain of its affiliates, as borrowers, certain subsidiaries and affiliates of the borrowers, as guarantors, Bank of America, N.A., individually and as administrative agent and letter of credit issuer, Citibank, N.A., individually and as syndication agent, and the following commercial lending institutions: Deutsche Bank AG, New York Branch, Goldman Sachs Credit Partners, L.P., Lehman Commercial Paper Inc., Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS INVESTMENT GROUP LLC (Registrant)
/s/ David N. Brooks David N. Brooks General Counsel

Date: May 14, 2007

EXHIBIT INDEX

Number	Description
10.1	Second Amended and Restated Credit Agreement, dated May 10, 2007, among FIG LLC, a Delaware limited liability company, and certain of its affiliates, as borrowers, certain subsidiaries and affiliates of the borrowers, as guarantors, Bank of America, N.A., individually and as administrative agent and letter of credit issuer, Citibank, N.A., individually and as syndication agent, and the following commercial lending institutions: Deutsche Bank AG, New York Branch, Goldman Sachs Credit Partners, L.P., Lehman Commercial Paper Inc., Wells Fargo Bank, N.A. and JPMorgan Chase Bank, N.A.